Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 20, 2004 accompanying the consolidated financial statements of ADA-ES, Inc. which are also incorporated by reference in the Form S-8 Registration Statement of ADA-ES, Inc.

/s/  Hein & Associates LLP
HEIN & ASSOCIATES

Denver, Colorado
December 10, 2004